UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): March 16, 2007

CLEVELAND BIOLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12465	20-0077155
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11000 Cedar Ave., Suite 290
Cleveland, Ohio 44106
(Address of principal executive offices)

Registrant’s telephone number, including area code: (216) 229-2251

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 16, 2007, Cleveland BioLabs, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with various accredited investors (the “Buyers”), pursuant to which the Company agreed to sell to the Buyers, in a private placement, an aggregate of approximtely 4,288,712 shares of Series B Convertible Preferred Stock, par value $0.005 per share (the “Series B Preferred”), and Series B Warrants (the “Series B Warrants”) to purchase approximtely 2,144,356 shares of the Company’s Common Stock, par value $0.005 per share (“Common Stock”). The transactions contemplated by the Purchase Agreement (collectively, the “Transactions”) were consummated on March 16, 2007. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and the Form of Series B Warrant is attached hereto as Exhibit 4.1. A description of the material terms of the Transactions is set forth below and is qualified in its entirety by reference to the documents attached hereto as exhibits 3.1, 4.1, 4.2 and 10.1 through 10.3, which are incorporated herein by reference.

The aggregate purchase price paid by the Buyers for the Series B Preferred and Series B Warrants was approximately $30,000,000. After related fees and expenses, the Company will receive net proceeds of approximately $29,000,000. The Company intends to use the proceeds for general corporate and working capital purposes, including without limitation preparing its response to a Request for Proposal recently issued by the Department of Defense (see Press Release dated March 19, 2007, attached hereto as Exhibit 99.1).

Series B Preferred

To designate and establish the shares of Series B Preferred, the Company filed its Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Cleveland BioLabs, Inc. (“Certificate of Designations”) on March 16, 2007 with the Secretary of State of the State of Delaware. The Certificate of Designations is attached hereto as Exhibit 3.1.

The holders of Series B Preferred are entitled to a cash dividend of 5% of the outstanding Series B Preferred amount payable in semi-annual installments. Shares of the Series B Preferred are convertible at the holder's election into shares of Common Stock at the conversion rate, which is the quotient of (1) the amount subject to conversion, divided by (2) the conversion price; provided, however, that approximately 2,203,010 of the 4,579,010 shares of Series B Preferred issued in the Transactions are not convertible in any event until stockholder approval, as required by the NASDAQ Capital Market (and described below), is obtained. The Series B Preferred has an initial conversion price of $7.00 per share, but it is subject to adjustment in the event of certain corporate transactions, including certain issuances of Common Stock at a price below the conversion price of the Series B Preferred. Shares of the Series B Preferred are convertible at the Company's election into shares of Common Stock at the conversion rate at any time after the six month anniversary of the effectiveness of a registration statement filed pursuant to the Registration Rights Agreement if, among other things, the closing sale price of the Company's Common Stock exceeds $20.00 per share for 30 consecutive trading days and the average daily trading volume of the Company’s Common Stock during that 30-trading day period exceeds 100,000 shares.

The Series B Preferred mature on September 16, 2009; upon maturity, the Company has the option, if certain conditions are satisfied, to elect either to redeem any outstanding Series B Preferred (plus accrued dividends) in cash or to convert any outstanding Series B Preferred into shares of Common Stock at the existing conversion rate.

Any holder of the Series B Preferred may require the Company to redeem all or a portion of its Series B Preferred shares if the Company: (1) fails to convert Series B Preferred within 10 business days of the request for conversion or provides written notice to a Series B Preferred holder of its refusal to comply with a request for conversion, (2) fails to pay any Series B Preferred holder any amounts payable in connection with the Transactions within 10 business days of the due date for payment, (3) declares or files for bankruptcy or similar event or one of its significant subsidiaries (as defined by Securities and Exchange Commission (“SEC”) rules and regulations) declares or files for bankruptcy or similar event, (4) incurs a final judgment against it or any of its subsidiaries in excess of $250,000, which is not bonded, discharged or stayed pending appeal within 90 days after entry, or (5) breaches any representation, warranty or covenant in any of the documents entered into in connection with the Transactions contemplated by the Purchase Agreement unless the breach or the event or condition giving rise to the breach would not have a material adverse effect or if the breach is cured within 20 days after notice of the breach. A holder who elects redemption in this situation is entitled to receive the greater of (a) up to 110% of the stated amount of the shares to be redeemed plus accrued dividends and (b) (i) the closing sale price of the Common Stock on (x) the day before the event giving rise to the redemption right, (y) the day after the event giving rise to the redemption or (z) the day the holder gives notice of redemption (whichever of the three is greatest) multiplied by (ii) the conversion rate at the time of such notice.

A holder of the Series B Preferred may also require the Company to redeem all or a portion of its shares if the Company enters into a change of control transaction. A holder who elects redemption in this situation is entitled to receive the greater of (a) up to 110% of the stated amount of the shares to be redeemed plus accrued dividends and (b) (i) the quotient of (x) the closing sale price of the Common Stock on (A) the day before announcement of the proposed change of control, (B) the day after announcement of the proposed change of control or (C) the day immediately prior to consummation of the change of control (whichever of the three is greatest) divided by (y) the conversion price, multiplied by (ii) the dollar amount to be converted.

Series B Warrants

The Series B Warrants have a five-year term and an exercise price of $10.36, the closing bid price on the day prior to the Purchase Agreement. The exercise price and shares issuable pursuant to the Series B Warrants are subject to adjustment in the event of certain corporate transactions, including certain issuances of Common Stock at a price below the exercise price of the Series B Warrants. The Series B Warrants are exercisable in cash, provided, however, that if the registration statement to be filed pursuant to the Registration Rights Agreement described below is not effective and available to a holder of Series B Warrants when required to be effective and available, the Series B Warrants may be exercised via cashless exercise.

The holders of Series B Warrants may exercise at any time after September 16, 2007 until expiration; provided, however, that approximately 1,177,528 of the 2,365,528 Series B Warrants issued in the Transactions are not exercisable in any event until stockholder approval, as required by the NASDAQ Capital Market, is obtained. The Company may require any or all of the holders of Series B Warrants to exercise their Series B Warrants if the closing sale price of the Common Stock exceeds $30.00 per share for 30 consecutive trading days.

Notwithstanding the conversion rights of the Series B Preferred holders and the Company, and the exercise rights of the holders of Series B Warrants and the Company, the Company may not issue any shares of Common Stock in conversion of the Series B Preferred or in exercise of any Series B Warrant if the conversion or exercise would either (1) cause the applicable holder to beneficially own a number of shares of Common Stock that exceeds 9.99% of the number of shares of Common Stock outstanding after giving effect to the conversion or exercise or (2) cause the Company to issue a number of shares of Common Stock that would exceed the number of shares of Common Stock that the Company could issue under the rules and regulations of the exchange on which those shares are traded (which currently, under the rules of the NASDAQ Capital Market, is 20% of the Company's outstanding shares of Common Stock) until such time as the Company receives the approval of its stockholders for the issuances in accordance with the rules of the NASDAQ Capital Market.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Buyers, dated as of March 16, 2007 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company granted the Buyers certain registration rights with respect to Common Stock issuable upon conversion of the Series B Preferred or exercise of the Series B Warrants or the Series C Warrants (described below and together with the Series B Warrants the “Warrants”). On or prior to June 14, 2007, the Company is required to prepare and file with the SEC a registration statement on Form S-3, or on another appropriate form, covering the resale of all of the shares of Common Stock issuable upon conversion of the Series B Preferred and upon exercise of the Warrants, subject to any limitations imposed by the SEC. A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.2.

Stockholder Approval and Voting Agreements

As discussed above, NASDAQ Marketplace Rule 4350(i)(1)(D)(ii) requires that, for the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock outstanding before the issuance, for less than the greater of book or market value of the Common Stock, the Company must obtain stockholder approval for the issuance. Accordingly, as set forth above, the conversion of the Series B Preferred and the exercise of the Warrants into Common Stock by their respective holders are each limited by and subject to obtaining stockholder approval. The Company’s Board of Directors has resolved to seek this approval at the Company’s 2007 annual stockholders meeting, and to recommend to its stockholders that such approval be given. In connection therewith, the Company has rescheduled its 2007 annual meeting to June 12, 2007 for stockholders of record as of April 17, 2007.

In connection with obtaining stockholder approval of the foregoing issuances, on March 16, 2007, the Company entered into Voting Agreements with Michael Fonstein, Andrei Gudkov, Yakov Kogan, The Cleveland Clinic Foundation, ChemBridge Corporation, Sunrise Equity Partners L.P. (“SEP”), and Sunrise Securities Corp. ("SSC"), each of whom agreed to vote in favor of authorizing the issuance of the shares of Common Stock underlying all of the Series B Preferred and the Warrants. In the aggregate, these parties to the Voting Agreement hold approximately 59% of the Company’s outstanding Common Stock. A copy of the Voting Agreement is attached hereto as Exhibit 10.3.

Placement Agents and Series C Warrants

SSC, Reedland Capital Partners, an Institutional Division of Financial West Group (“Reedland”), and Basic Investors, Inc. (“Basic”), served as placement agents (collectively, the “Agents”) for the Transactions. In consideration for their services, each Agent (and or its designees) received compensation as follows: SSC received an aggregate of 290,298 shares of Series B Preferred, Series B Warrants to purchase an aggregate of 145,149 shares of Common Stock, and Series C Warrants, to purchase 267,074 shares of Common Stock; Reedland received Series B Warrants to purchase an aggregate of 63,543 shares of Common Stock and cash compensation (in lieu of shares of Series B Preferred and additional Series B Warrants) of approximately $444,800; Basic received Series B Warrants to purchase an aggregate of 12,480 shares of Common Stock and cash compensation (in lieu of shares of Series B Preferred and additional Series B Warrants) of approximately $87,360. In the aggregate, the Series B Preferred and the Warrants issued in the Transactions are convertible for, and exercisable into, as of the date hereof, a maximum of approximately 6,944,538 shares of Common Stock (subject to adjustments for stock splits, anti-dilution, etc.).

The Series C Warrants have a five-year term and an exercise price of $11.00. The exercise price and shares issuable pursuant to the Series C Warrants are subject to adjustment in the event of certain corporate transactions, including certain issuances of Common Stock at a price below the exercise price of the Series C Warrants. The Series C Warrants are exercisable in cash or via cashless exercise at the discretion of the holder of the Series C Warrants.

The holders of Series C Warrants may exercise at any time after September 16, 2007 until expiration, provided, however, that the holders of the Series C Warrants may not exercise until stockholder approval, as required by the NASDAQ Capital Market, is obtained. Unlike in the case of the Series B Warrants, the Company does not have the right to require the holders of Series C Warrants to exercise the Series C Warrants.

Notwithstanding the exercise rights of the holders of Series C Warrants, the Company may not issue any shares of Common Stock in exercise of any Series C Warrant if the conversion or exercise would cause the applicable holder to beneficially own a number of shares of Common Stock that exceeds 9.99% of the number of shares of Common Stock outstanding after giving effect to the exercise.

The Series C Warrants also contain registration rights separate and apart from those set forth in the Registration Rights Agreement. These rights entitle the holders of Series C Warrants, among other things, to demand two registrations of the underlying shares after the later of (a) 15 months from the Closing Date and (b) effectiveness of the last registration statement to be filed pursuant to the Registration Rights Agreement. In connection with the exercise of the foregoing demand rights, the holders of the Series C Warrants may require that the Company effectuate the sale of the shares underlying the Series C Warrants through an underwritten public offering using underwriters selected by the holders of the Series C Warrants making the demand and at the Company's expense. If, however, during the 90 day period between the 12 month anniversary of the Closing Date and the 15 month anniversary of the Closing Date, the average daily trading volume of the Company’s Common Stock on the market on which it is primarily traded is equal to or greater than 100,000 shares, the foregoing demand registration rights shall terminate. The Series C Warrants also provide their holders with certain "piggyback" registration rights in the event the Company files a registration statement for resale of shares by its stockholders or in connection with an underwritten public offering. The Form of Series C Warrant issued to SSC (and/or its designees) is attached here to at Exhibit 4.2.

Related Party Transactions

Prior to the Transactions, SEP, one of the Buyers, together with SSC, may have been deemed a holder of more than 10% of the Company’s outstanding Common Stock. In the Transactions, SEP purchased 600,000 shares of Series B Preferred and received Series B Warrants to purchase 300,000 shares of Common Stock. As mentioned above, the Company also issued 290,298 shares of Series B Preferred, Series B Warrants to purchase an aggregate of 145,149 shares of Common Stock, and Series C Warrants to purchase 267,074 shares of Common Stock to SSC and/or its designees in consideration for its services as placement agent. None of the securities issued to SEP or SSC (or its designees) are convertible into, or exercisable for, Common Stock prior to the Company's receipt of stockholder approval. The Company has also engaged SSC as its exclusive management agent regarding all exercises of the Warrants, for which the Company will pay SSC a fee equal to 3.5% of the aggregate exercise price of each Warrant, payable in cash if the exercise is in cash, or in shares of Common Stock if the exercise is cashless.

Item 3.02.	Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference. The issuance of the Series B Preferred and the Warrants was not registered, in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, because the Series B Preferred and the Warrants were only offered to accredited investors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

The information contained in Item 1.01 is hereby incorporated by reference. The Certificate of Designations was effective upon filing, and was filed on March 16, 2007.

Item 8.01.	Other Events

On March 19, 2007, the Company issued a press release announcing (1) the Transactions described in Item 1.01 and (2) that it planned to submit a response to the Department of Defense’s Request for Proposal for the advanced development of medical radiation countermeasures to treat gastrointestinal effects of acute radiation syndrome. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
3.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Cleveland BioLabs, Inc., dated March 16, 2007.
4.1	Form of Series B Warrant.
4.2	Form of Series C Warrant.
10.1	Securities Purchase Agreement, dated March 16, 2007.
10.2	Registration Rights Agreement, dated March 16, 2007.
10.3	Voting Agreement, dated March 16, 2007.
99.1	Press Release dated March 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND BIOLABS, INC.

Date: March 19, 2007	By:	/s/ Michael Fonstein

Name: Michael Fonstein Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
3.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Cleveland BioLabs, Inc., dated March 16, 2007.
4.1	Form of Series B Warrant.
4.2	Form of Series C Warrant.
10.1	Securities Purchase Agreement, dated March 16, 2007.
10.2	Registration Rights Agreement, dated March 16, 2007.
10.3	Voting Agreement, dated March 16, 2007.
99.1	Press Release dated March 19, 2007.